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                                                                    EXHIBIT 10.3

                      ASSIGNMENT AGREEMENT WITH RECOURSE

INSTRUMENTS (Check Appropriate)                Dated:      SEPTEMBER 26, 2003
 [X] VARIOUS CUSTOMER AGREEMENTS AS LISTED     Customer:   CHROMAVISION MEDICAL
     IN THE ATTACHED EXHIBIT A.                Address:    33171 PASEO CERVEZA
                                               City:       SAN JUAN CAPISTRANO
                                               State:      CA


FOR VALUE RECEIVED, undersigned (hereafter called "ASSIGNOR") hereby sells, assigns and transfers to GENERAL ELECTRIC CAPITAL CORPORATION ("ASSIGNEE"), its successors and assigns, all of Assignor's right, title and interest in and to the above-described contract(s) and all related guaranties, documents and other instruments ("ACCOUNT DOCUMENTS"), together with all property described therein ("ACCOUNT PROPERTY") and all rights and remedies thereunder (such rights and remedies, together with the Account Documents and Account Property, collectively the "ACCOUNT").

To induce Assignee to purchase the Account, Assignor represents and warrants to Assignee that: (i) the Account is genuine and represents a valid obligation of any borrower, buyer, lessee, guarantor or other party named in any of the Account Documents (each an "ACCOUNT PARTY"); (ii) each Account Party is bona fide and in good standing; (iii) Assignor has agreed to allow a representative of Assignee to stamp the Account Documents now existing or hereafter acquired and any amendments thereto with an interest statement to perfect Assignee's security interest; (iv) copies of the Account Documents delivered by Assignor to Assignee correctly reflect the entire agreement between Assignor and each Account Party with respect to the Account; (v) all names, addresses, amounts, dates, signatures and other statements and facts contained in the Account Documents are genuine, true and correct; (vi) no rental, installment or other amount on the Account that has a due date after the date of this Assignment has prepaid to Assignor; (vii) each Account Document has been duly authorized, executed and delivered by each Account Party thereto and represents the legal, valid and binding obligation of such Account Party, enforceable under all applicable laws against such Account Party in accordance with its terms, except to the extent that enforcement of remedies may be limited by applicable bankruptcy, insolvency or similar laws; (viii) the Account is not in default nor is it subject to any defense, setoff, recoupment, deduction or counterclaim;
(ix) there are no claims pending or threatened by any Account Party against Assignor in connection with the Account or otherwise; (x) any down payment or advance rental that may be required on the Account Property has been fully paid in cash and no part thereof has been loaned, directly or indirectly, by Assignor; (xi) all Account Property is in good and working condition and has been delivered to, and unconditionally and irrevocably accepted by, the Account Party; (xii) the Account Documents evidence a valid reservation of title to, or first lien on, the Account Property that is effective against all persons; (xiv) Assignor has properly and timely filed or recorded any Account Documents or instruments as may be required under all applicable filing and recording statutes, and has obtained all necessary subordinations, releases and/or waivers, to ensure that Assignor's lien or other interest in the Account Property is and will be superior to that of all other persons; and (xiii) Assignor has the right to assign the Account to Assignee and this Assignment conveys to Assignee good and valid title, at law and in equity, to the Account, free and clear of all liens, claims and encumbrances of any kind or nature whatsoever.

In the event of breach of any of the foregoing representations or warranties, or if any installment or rental on the Account becomes due and remains unpaid for more than sixty (60) days, or if any Account Party otherwise fails to perform in accordance with the Account Documents, or if any Account Party or Assignor becomes insolvent, makes an assignment for the benefit of creditors, or files, or has filed against it, any petition for a receiver or in bankruptcy, then in any of such events Assignor will be deemed in default under the provisions and restrictions of the Master Security Agreement dated as of July 15, 2003. If Assignor fails to pay any amount that may come due to Assignee hereunder on its due date, then (i) interest shall accrue thereon from the due date until paid in full at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate not prohibited by law, and (ii) Assignor shall reimburse Assignee upon demand for any and all collection costs (including, without limitation, reasonable attorneys' fees). Assignor agrees that Assignee may audit its books and records upon any default by Assignor.

THIS ASSIGNMENT CONSTITUTES A SALE OF 100% OWNERSHIP INTEREST IN THE ACCOUNT AND SHALL IN NO WAY BE CONSTRUED AS AN EXTENSION OF CREDIT BY ASSIGNEE TO ASSIGNOR. Assignor authorizes Assignee to collect any and all rentals, installments and/or other sums on the Account and to take any other action with respect to the Account which Assignor might otherwise take. Assignor agrees that Assignee may sign and endorse Assignor's name upon any remittances received from any Account Party on the Account or any notices of assignment of the Account. Assignee may, without notice to Assignor and without affecting Assignor's liability hereunder, enter into any settlement, extension, forbearance or other variation in terms in connection with the Account, or discharge or release the obligations of any Account Party or any other persons, by operation of law or otherwise. Assignor
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shall not make any collections or repossessions on the Account, nor accept returns or make substitutions for Account Property, except with Assignee's prior written consent. Assignor waives and releases any right, title or interest that it may have (whether pursuant to a "cross-collateralization" provision or otherwise) in and to any of the Account Property. Assignor agrees to take such further action and to execute such further documents which may be reasonably necessary or appropriate to give effect to the transactions contemplated by this Assignment.

ASSIGNOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THE ACCOUNT OR THIS ASSIGNMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN ASSIGNOR AND ASSIGNEE RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN ASSIGNOR AND ASSIGNEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE ACCOUNT, THIS ASSIGNMENT, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION, THIS ASSIGNMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Assignment incorporates all terms and conditions relating to purchase of the Account by Assignee and may not be modified except by duly executed written agreement. Assignor waives notices of Acceptance. Assignor waives any failure or delay by Assignee in enforcing any right hereunder. This Assignment and the provisions contained herein relate only to the Account identified above and shall in no way affect, modify, or supersede any other written agreements between Assignor and Assignee.

                                        ASSIGNOR:

                                        CHROMAVISION MEDICAL SYSTEMS, INC.

                                        By: /s/ STEPHEN T.D. DIXON

                                        Title: EVP and CFO